Cybearclub LC Joint Venture

The following reflects the terms and conditions of the Joint Venture entered into as of August 25, 1999 by and between Anda, Inc. and Cybear, Inc.


STRUCTURE

         Joint Venture - Cybearclub LC a Florida limited liability company

BUSINESS

         E-Commerce to/with physicians with respect to products including but not limited to Vaccines, Oral Dosage Pharmaceuticals, Injectibles and Medical/Surgical Supplies.


INCOME TAXES

         The Joint Venture is a limited liability company that has elected to be taxed as a partnership and will file as such.

OWNERSHIP, CAPITAL CONTRIBUTIONS, DISTRIBUTIONS AND PROFIT AND LOSS ALLOCATIONS

         Anda                                          Cybear
         ----                                          ------

         45%                                           55%

MANAGEMENT COMMITTEE

         Anda                                          Cybear
         ----                                          ------

         2                                             3

INITITAL CONTRIBUTIONS TO FORM JOINT VENTURE

         Anda                                          Cybear
         ----                                          ------

         Anda contributed the following:               Cybear contributed
                                                       the following:

         o  List of existing physicians ordering       o  dr.cybear.com website
            through telemarketing (the "List").

EMPLOYEES

         None initially. Services are provided pursuant to contracts with both Cybear and Anda.

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CONTRACTED SERVICES

         Anda                                                           Cybear
         ----                                                           ------

         o    Fulfillment Services*, including:                         o    Establish Business Terms:
                (a) Purchasing                                                 (a) Pricing
                (b) Warehousing                                                (b) Payment
                                                                               (c) Product Determination Decisions
         o    Invoicing and posting of cash receipts                    o    Invoicing decisions
                                                                        o    Credit and collection decisions
               * The cost and extent of Fulfillment Services            o    Physical Loss Inventory Risk
               performed by Anda have been determined by                o    Credit Risk
               arms-length negotiations between the parties.            o    Delivery Risk
                                                                        o    Accounting/Bookkeeping
                                                                        o    Internet Sales
                                                                        o    Internet services including:
                                                                               (a) design
                                                                               (b) development
                                                                               (c) product and NOC maintenance
                                                                               (d) graphic design
                                                                               (e) implementation
                                                                               (f) technical support
                                                                               (g) installation
                                                                               (h) consultation
                                                                               (i) training material
                                                                               (j) tools

RELATED AGREEMENT

         In consideration for entering into this Joint Venture, Cybear will grant Anda certain advertising rights on current and future Cybear sites and a right of first refusal for competitive advertising by other pharmaceutical companies on the current and future sites, including but not limited to, the dr.cybear website. It is contemplated that Anda shall later transfer its physician telemarketers (sometime referred to as the "Qualamed Business") to Cybear, who will then be contracted for use by the Joint Venture. If the parties choose to implement this arrangement, they and the Joint Venture shall enter into such further agreements as may be appropriate to reflect those understandings.

   FINANCIAL RESULTS

         The Joint Venture records all product sales as a principal.


Anda, Inc.                                                    Cybear, Inc.



By: ____________________________            By: __________________________

                   FIRST SUPPLEMENT TO JOINT VENTURE AGREEMENT

         THIS FIRST SUPPLMENT TO JOINT VENTURE AGREEMENT (the "Supplement") dated as of the 9th day of October, 2000 between Cybear, Inc. ("Cybear") and Anda, Inc. ("Anda"), each of which is a subsidiary of Andrx Corporation.

         WHEREAS, on August 25, 1999 Cybear and Anda formed Cybearclub LC, a Florida limited liability company ("Cybearclub") in order to market and distribute certain products ("Products") to physicians and their offices ("Customers") through the Internet;

         WHEREAS, on or about August 15, 2000, Cybear and Anda entered into a Joint Venture Agreement (the "JV Agreement"), confirming their prior oral agreements concerning the structure and operation of Cybearclub, to wit: (1) Cybearclub would be the parties' vehicle to jointly market and distribute products to physicians and their offices through the Internet, (2) Cybearclub would use Cybear's website and Internet services, and (3) Cybearclub would use Anda's warehousing, fulfillment and certain other services;

         WHEREAS, recognizing that Customer purchases made over the Internet would provide future cost savings and operational efficiencies, and that they did not wish to compete with each other for Customer purchases, Cybear and Anda agreed that Cybearclub should aggressively encourage Customers to begin making Product purchases over the Internet;

         WHEREAS, Cybear believed that if Cybearclub offered lower pricing than Anda, Customers would begin making Product purchases over the Internet and thereby "transition" into Internet users and Product purchasers over a reasonable period of time;

         WHEREAS, consistent with this belief, Cybear authorized Anda telemarketers to assist the Customer in placing an order over the Internet and, for a limited time, to receive Product purchase orders over the telephone and to cause such order to be input onto the Cybear website, and the parties agreed that during this transitional period, which would be periodically reviewed and agreed upon, these sales would be Cybearclub's sales;

         WHEREAS, after reviewing the operational results for the quarter ended September 30, 2000, Cybear determined that an insufficient number of Customers were actually "transitioning" into Internet users, and advised Anda of that determination; and

         WHEREAS, as a result of this determination and its consequences, the parties have determined to modify their understandings concerning the operation of the joint venture.

         NOW THEREFORE, the parties agree as follows:

1. Incorporation of Introductory Paragraphs. The recitals set forth above are true and correct and are incorporated herein by reference.


2. Defined Terms. Capitalized terms used in this Supplement, unless otherwise defined herein, will have the meanings given such terms in the JV Agreement.

3. Supplement. Commencing October 9, 2000, Customer sales generated through Anda telemarketing efforts (previously transition sales) shall be deemed Anda sales, rather than Cybearclub sales.

4. Status of Joint Venture Agreement. The JV Agreement, as supplemented hereby, will remain in full force and effect, and except to the extent expressly set forth in this Supplement, will not be deemed waived, modified, superseded or otherwise affected in any respect.

5.       General.

         a) Notice. Unless otherwise agreed to by the parties, all notices required under the JV Agreement will be deemed effective when received and made in writing by either (i) registered mail,
                  (ii) certified mail, return receipt requested, or (iii) a national overnight courier service, addressed and sent to the attention:

                      Cybear, Inc.
                      5000 Blue Lake Drive
                      Suite 200
                      Boca Raton, FL 33431
                      Attn: Chief Operating Officer

                      Anda, Inc.
                      2915 Weston Road
                      Weston, Florida 33331
                      Attn: Scott Lodin, General Counsel

         b) Headings. The headings of this Supplement are provided for reference only and will not be used as a guide to interpretation.

         c) Compliance with Laws. Each party will, at its own expense, comply with any governmental law, statute, ordinance, administrative order, rule or regulation relating to its duties, obligations and performance under this Supplement and will procure all licenses and pay all fees and other charges required thereby.

         d) Assignment. Neither party may sell, transfer, assign, or subcontract any right or obligation set forth in the JV Agreement as supplemented hereby without the prior written consent of the other party, which consent will not be unreasonably withheld. Any act in derogation of the foregoing will be null and void. Neither party may sell, transfer, or assign the JV Agreement as supplemented hereby, except as expressly provided herein or therein, without the prior written consent of the other party.

         e) Governing Law. The validity, construction, and performance of the JV Agreement and Supplement will be governed by the substantive law of the State of Florida without regard to the conflicts of law provisions thereof.


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

         f) No Other Rights. This Supplement will not be construed to grant any rights by implication, estoppel, or otherwise, that are not granted through its express provisions.

         g) Severability. If any provision of the JV Agreement or this Supplement hereby, is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of the JV Agreement or this Supplement will remain in full force and effect and will be interpreted, to the extent possible, to achieve its purposes without the invalid, illegal or unenforceable provision.

         h) Entire Agreement. The provisions of the JV Agreement and this Supplement hereby from time to time, constitute the entire agreement between the parties and supersede all prior agreements, oral or written.

         i) Control. If there are any inconsistencies between the terms and provisions of the JV Agreement and this Supplement, this Supplement shall control.

6. Counterparts. This Supplement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

7. Signatures. The parties have caused this Supplement to be executed by their duly authorized representatives.


Anda, Inc.                                 Cybear, Inc.

Signature                                  Signature
         -------------------------------            ----------------------------

Name              Scott Lodin              Name        Timothy E. Nolan
    ------------------------------------       ---------------------------------

Title  Vice President & General Counsel    Title       President & COO
     -----------------------------------        --------------------------------


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